Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-148854 on Form S-11 of our report dated February 22, 2007 related to the statement of revenues and certain operating expenses of the Laguna Buildings, an office complex located on N. E. 31st Way, Redmond, Washington for the year ended December 31, 2006 appearing in the Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2007, our report dated April 13, 2007 related to the statement of revenues and certain operating expenses of 595 Bay Street, Toronto, Ontario for the year ended December 31, 2006 appearing in the Current Report on Form 8-K/A filed with the SEC on April 17, 2007, our report dated October 16, 2007 related to the statement of revenues and certain operating expenses of One Wilshire, Los Angeles, California for the year ended December 31, 2006 appearing in the Current Report on Form 8-K/A filed with the SEC on October 17, 2007, our report dated January 16, 2008 related to the statement of revenues and certain operating expenses of 2200 Ross Avenue, Dallas, Texas for the year ended December 31, 2006 appearing in the Current Report on Form 8-K/A filed with the SEC on January 17, 2008, our report dated January 24, 2008 related to the statement of revenues and certain operating expenses of the two-building office complex located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California for the year ended December 31, 2007 appearing in the Current Report on Form 8-K/A filed with the SEC on May 14, 2008, our report dated April 14, 2008 related to the statement of revenue and certain operating expenses of 2555 Grand, Kansas City, Missouri for the year ended December 31, 2007 appearing in the Current Report on Form 8-K/A filed with the SEC on May 14, 2008, and our report dated June 5, 2008 related to the statement of revenues and certain operating expenses of 2800 Post Oak Boulevard, Houston, Texas for the year ended December 31, 2007 appearing in the Current Report on Form 8-K/A filed with the SEC on June 6, 2008 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
October 22, 2008